                                                                    EXHIBIT 10.2

                                ASIS BANK LIMITED

                               FACILITY AGREEMENT

Dated                              1997

BETWEEN:

1.   ASB BANK LIMITED (the "Bank"); and

2.   PRESTIGE MARKETING LIMITED (the "Customer").

1. Facilities: The Bank and the Customer agree that this Facility Agreement records the terms on which the Bank makes the following facilities available to the Customer

     (a) Overdraft Facility - see attached Schedule 1 - and
     (b) Short Term Loan Facility - see attached Schedule 2.

     These terms are subject to the General Terms and Conditions.

2.   Interpretation:

     (a) This is a Facility Agreement within the meaning of the General Terms and Conditions relating to credit facilities in force from time to time. Accordingly those General Terms and Conditions apply to this Facility Agreement.

     (b) Words and expressions defined and references construed in the General Terms and Conditions and not otherwise defined or construed in this Facility Agreement have the same meanings and constructions where used in this Facility Agreement, unless the context otherwise requires.

     (c) A party to this Facility Agreement or another agreement includes its successors and, in the case of the Bank, its assignees and transferees.

     (d)  Headings are to be ignored in interpreting this Facility Agreement.


SIGNED for and an behalf of   )
the Bank by         ) ________________________________
                  (Authorised Signatory)

PRESTIGE MARKETING LIMITED
by:


/s/ P. Meier
------------------------
Director


/s/ S. Barnes
------------------------
Director

Witness to signatures:

Name:       John Stephen Kirkwood

Address:     Auckland

Occupation:     Solicitor

Signature:    /s/ John Kirkwood

                                   SCHEDULE 1

                               OVERDRAFT FACILITY

This Schedule sets out the terms specific to the Overdraft Facility, being a facility for debit drawings on current account up to the Facility Limit (in this Schedule called the "Facility"). These terms are subject to the General Terms and Conditions.

FINANCIAL DETAILS.

1.   Facility Limit: The Facility Limit is $1,000,000 less the face value of all documentary letters of credit issued pursuant to a trade services/letter of credit facility agreement dated on or about the date hereof between the Customer and the Bank.


2.   Overdraft Interest Rate: The Overdraft Interest Rate will be the ASB Bank
                              Business Banking Base Rate from time to time plus a margin of 1.0% per annum. The Overdraft Interest Rate will change from time to time to reflect any change to the ASB Bank Business Banking Base Rate.

                  The Overdraft Interest Rate is initially 12.5% per annum.

3.   ASB Bank Banking Business
     Base Rate:                 The ASB Bank Banking Business Base Rate is 11.5%
                                per annum as at the date of this Facility
                                Agreement.

                  The ASB Bank Banking Business Base Rate may be altered by the Bank at any time by:

                    (a)  notice in writing to the Customer, or

                    (b) at the Bank's election, advertising the amended rate in such local newspapers as the Bank deems appropriate.


4.   Fees: The Customer will pay to the Bank such bank and transaction charges for the Overdraft Account as the Bank may charge in accordance with its usual practice.


AVAILABILITY

5.   Conditions Precedent:  This Facility will only become available once the
                            Bank has received and found satisfactory (in form and substance) the following items:

                    (a) the Facility Agreement and General Terms and Conditions as executed by the Customer;

                    (b) a Certificate from a director of the Customer in favor of the Bank and its solicitors;

                    (c) Unqualified audit confirmation dated 31 March 1997 in relation to the Customer;

                    (d)  the following security and guarantee documents:

                         (i) Debenture from the Customer, together with Companies Office Registration Certificate;

                         (ii)     Letter of Comfort from National Media
                                  Corporation;

                    (e)  legal opinion from the Bank's solicitors;

                    (f)  insurance confirmation;

                    (g)  payment of all fees (including reasonable legal fees).

6.   Termination Date:        The initial Termination Date is 15 February 1998.
                              The Bank may (at its absolute discretion) notify the Customer in writing that it offers to extend the Termination Date by a further one year from its then current Termination Date.

                              An extended Termination Date will not become operative until accepted by the Customer in writing.

PAYMENTS

7.   Repayment:               The Facility is on demand, so that the Bank may at
                              any time by notice in writing to the Customer cancel the Facility. if not canceled earlier, then the Facility is automatically canceled on the Termination Date. On cancellation:

                              (a) the Facility Unit will be immediately reduced
                                  to zero; and

                              (b) the debit balance of the Overdraft Account,
                                  together with all accrued interest and fees, will be immediately payable.

8.   Interest Payments:       Interest will accrue on daily debit balances in
                              the Overdraft Account at the Overdraft Interest
                              Rate (provided that the Bank may elect to charge interest on any debit balance of the Overdraft
                              Account in excess of the Facility Unit at the default rate specified in paragraph 7.2 of the General Terms and Conditions). Interest will be payable on demand and pending demand will be debited to the Overdraft Account monthly on such day of the month as the Bank from time to time determines.

9.   Method of Payment:       The Bank may debit any payment or other amount due
                              under the Facility to the Overdraft Account, even though the account may become overdrawn in excess of the Facility Limit.

10. Overdraft Account:        [Intentionally left blank]

                                   SCHEDULE 2

                            Short Term Loan Facility

This SCHEDULE sets out the terms specific to the Short Term Loan Facility (in this SCHEDULE called the "Facility". These terms are subject to the GENERAL TERMS AND CONDITIONS.

Financial Details

1. Loan:                      An amount of $4,400,000.

2. Ordinary Interest Rate:    The Bank Bill Rate plus a margin of 2% per annum.

                              The Bank Bill Rate will change an each Specified Date.

3. Bank Bill Rate:            The Bank Bill Rate will be the Bank's buying rate
                              for bank accepted bills of exchange having a tenor of 90 days (expressed as a percentage yield per annum).

                              The Bank Bill Rate will be determined by the Bank an the date the Loan is advanced (the "Drawdown Date") and redetermined an 30 June, 30 September, 30 December and 30 March of each year ("Specified Dates"). However where a Specified Date falls an a day which is not a business day, the Bank Bill Rate will be determined on the following business day (but will be effective from the Specified
                              Date).

                              The Bank will notify the Customer of each determination of the Ordinary Interest Rate.

4. Drawdown:                  The Customer may draw the Loan in one amount by
                              giving not less than 2 business days' written notice of the Drawdown Date to the Bank (or such shorter term as the Bank may agree).

5. Conditions Precedent to
   Drawdown:                  This Facility will only become available once the
                              Bank has received and found satisfactory (in form and substance) the items set out in paragraph 5 of
                              Schedule I.

6. Fees: The Customer will pay to the Bank a facility fee of $12,500.00 payable on or before the date of this Facility Agreement.

7. Termination of Offer:      If the Customer does not drawdown the Loan in full
                              by 31 July 1997, the Bank may in its absolute discretion:

                              (a) require the Customer to (and the Customer will be obliged to) pay to the Bank on demand a fee equal to the amount of interest which would have accrued on the Loan (if drawn down) in the period from that date through to the date an which either the Loan is actually drawn down or this Facility is canceled under paragraph (b) below; and/or

                              (b) cancel the Facility either immediately or at any time afterwards and retain any fee charged in relation to it.

Payments

8. Payment of Interest:       The Customer will pay interest on the Loan in
                              arrears. The first payment will be due on the date one month following the Drawdown Date and subsequent payments due monthly thereafter
                              ("Payment Date"). This interest will accrue at the Ordinary Interest Rate from time to time and (subject to paragraph 10 below) will be calculated on the daily balance of the Loan.

9. Repayment Schedule:        The Customer will repay the Loan by making one
                              principal repayment of $4,400,000 on the earlier of:

                              (a) the date six months from the drawdown date, or

                              (b)  15 February 1998.

10. Early Repayment:          The Customer may prepay the Loan in full or in
                              part (a part payment to be in a multiple of $10,000) on any Payment Date, or such other date as the Bank may agree in writing.

                              The Customer must give the Bank at least 2 business days written notice of its intention to prepay. This notice is irrevocable, and is to specify the prepayment date and the amount to be prepaid. The Customer will be obliged to make the prepayment specified on that date.

                              If an amount is prepaid on a date which is not a Payment Date interest will continue to accrue on that amount until the next Payment Date.


11. Deduction Account:        The Customer nominates the following account as
                              the account from which payments due under the Facility may be deducted.

                              [Intentionally left blank]

                              The Customer acknowledges that this nomination is not to prejudice the Bank's rights under the Facility and the General Terms and Conditions to debit any amount due from the Customer to the Bank to any account of the Customer with the Bank.

11. Bills:                    At the request of the Bank, the Customer will draw
                              bills in the following form:

                              Drawer                 :      Customer

                              Acceptor               :      Bank

                              Payee and Endorser     :      Bank

                              Such bills shall have face values and maturities specified by the Bank provided that the aggregate face value of all bills outstanding at any time will not exceed the amount outstanding under the Loan (including interest due), and no bill shall mature after the final repayment date of the Loan. The Customer shall not be required to pay any such bills on maturity.

                              The Bank is irrevocably authorised by the Customer to sign (by its authorised signatory) as drawer, complete and deliver bills on behalf of the Customer in accordance with this clause if the Customer fails to do so in accordance with this Facility Agreement.

                                ASB BANK LIMITED
                          General Terms and conditions

BETWEEN:

1.       ASB BANK LIMITED (the "Bank"): and

2.       PRESTIGE MARKETING LIMITED (the "Customer")

IT IS AGREED:

These General Terms and Conditions (the "Terms") apply to all Facilities (as defined in paragraph 1.1 of these Terms).

If there is any conflict between these Terms and the terms of any Facility Agreement (as defined in paragraph 1.1 of these Terms), the terms of that Facility Agreement will prevail.

DATED THE                 DAY OF                       1997

SIGNED for and on behalf            )
of the Bank by                      )       _____________________________
                                                (Authorised Signatory)

Initial Address for Notices:

Address:
Fax No:
Phone No:
Attention:
Reference:

EXECUTED by the Customer            )
by /s/ Paul Ernest Meier            )
                                    )       /s/ Paul Meier
                                    )       ---------------------
and /s/ Suzanne Barnes              )       Director
each being a director of            )
the Customer in the presence        )       /s/ Suzanne Barnes
of:                                 )        ---------------------
                                    )        Director



/s/ John Kirkwood
--------------------------

John Stephen Kirkwood
--------------------------
Name of Witness


Hesketh Henry, Auckland
--------------------------
Address

1.   INTERPRETATION

1.1 Definitions: In these Terms, unless the context otherwise requires, capitalised terms defined an the front page have the meanings so given to them, and:

     "Bank" means ASB Bank Limited and its successors, assigns and transferees;

     "Cancellation Event" means any of the events specified in paragraph 5 of these Terms and any other event or circumstance which, with the giving of notice, lapse of time or fulfilment of any other requirement, would constitute such an event;

     "Debenture" means a debenture of even date between the Customer and the Bank;

     "Distribution" means a distribution as defined in section 2 of the Companies Act 1993 (but as though a company under the Companies Act 1955 was included within the meaning of a "company" as used in that section), and includes any reduction of capital, any acquisition by a company of any share in itself or in its holding company, and any financial assistance provided by a company to enable another person to acquire any such share;

     "Documents" means these Terms, any Facility Agreement, any Security Document and any other agreement, present or future, required by or relating to a Facility;

     "Facility" means:

     (a)  a credit facility; or

     (b) any other facility for financial accommodation which expressly incorporates these Terms,

     which the Bank provides or has agreed to provide to the Customer,

     "Facility Agreement" means any agreement in writing signed by the Bank and the Customer relating to one or more Facilities;

     "Group Member" means a subsidiary of the Customer,

     "Relevant Party" means the Customer and each of the other parties to the Documents (other than the Bank);

     "Security Documents" means the Debenture and each agreement at any time executed or delivered to secure the Customer's indebtedness under a Facility (whether or not it secures other obligations as well); and

     "Solvency Test" has the meaning ascribed to that term by section 4 of the Companies Act 1993.

1.2 Construction of Certain References: In these Terms, unless the context otherwise requires any reference to:

         the provision or making available of "accommodation" includes the making of a loan, the discounting of bills, the provision of overdraft accommodation on current account or the provision of any other banking or financial services or accommodation; an "agreement" also includes a contracts deed, licence, franchise, undertaking or other document (in each case, oral and written) and includes that agreement as modified, supplemented, novated or substituted from time to time;

         "assets" also includes the whole and any part of the relevant person's business, undertaking, property, revenues and rights (in each case, present and future), and reference to an asset includes any legal or equitable interest in it;

         a "business day" means a day on which registered banks are open for general banking business in New Zealand;

         a "directive" includes a present or future directive, regulation or requirement of any agency of state or other regulatory, monetary or accounting authority (whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive relates or is addressed);

         the "dissolution" of a person also includes the winding-up, bankruptcy or liquidation of that person and an equivalent and analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled, resident, carried an business or has assets;

         "Indebtedness" includes an obligation (whether present or future, actual or contingent, secured or unsecured, joint or several, as principal, surety or otherwise) relating to the payment of money;

         something having a "material adverse effect" on a person is a reference to it having a material adverse effect on that person's commercial or financial prospects or on its ability to comply with its obligations under a Facility or a Document and references to "material adverse change" shall be construed accordingly;

         a "person" includes an individual, a body corporate, an association of persons (whether corporate or not), a trust, a state and an agency of a state (in each case, whether or not having a separate legal personality);

         a "security interest" includes a mortgage, pledge, charge, lien, hypothecation, encumbrance, deferred purchase, title retention, or other security arrangement of any kind, the practical effect of which is to secure a creditor;

         a "statement" includes a representation or warranty;

         a "subsidiary" of a person includes;

         (a) a subsidiary as defined in the Companies Act 1993; and

         (b) any other person to be treated as a subsidiary in terms of any statement of accounting practice issued from time to time by the Now Zealand Society of Accountants;

         a gender includes each other gender and a reference to "its" includes a reference to "his or "her" as the context requires;

         the singular includes the plural and vice versa;

         any legislation includes a modification and re-enactment of, legislation enacted in substitution for and a regulation, order-in-council and other instrument from time to time issued or made under, that legislation; and

         a party to these Terms or to any other agreement includes its successors and. in the case of the Bank, its assignees and transferees.

         indebtedness which is payable "on demand" is due and payable an the date an which demand is made (or, if a later date is specified in the demand, on that date).

         Headings are to be ignored in construing these Terms,

1.3 Consent/Opinion: Where the consent of the Bank is required under a Facility or these Terms, such consent will not be arbitrarily or unreasonably withheld. If the Bank is to exercise an opinion under a Facility or these Terms, such opinion will be exercised reasonably.

1.4 Conflict: In the event of any conflict between the terms of a Facility or these Terms and the terms of the Debenture, the following order of priority shall apply:

         (a)  the Facility:

         (b)  these Terms;

         (c)  the Debenture.

2.       AVAILABILITY AND REPAYMENT

2.1 Availability of Accommodation: The Bank is not obliged to provide accommodation under a Facility if:

         (a) Cancellation Event: a Cancellation Event has occurred, or will occur as a result of the accommodation being provided; or

         (b) Statements: any statement made in or in connection with a Facility or a Document is untrue, inaccurate or misleading in any material respect.

2.2 Purpose: The Customer agrees to use each Facility for the purpose (if any) set out in the relevant Facility Agreement and, until so used, the Customer will hold the proceeds of the Facility on trust for the Bank.

2.3 Repayment: Unless otherwise agreed in writing (including, without limitation, under a Facility Agreement), all indebtedness of the Customer to the Bank is payable on demand made by the Bank (which demand may be made by the Bank at any time at its absolute discretion).

3.   REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Customer: The Customer represents and warrants that:

     (a)  Obligations Binding:

          (i) each Relevant Party has full power and authority to enter into and comply with its obligations under each Facility or Document to which it is expressed to be a party and has obtained all consents needed to enable it to do so,

          (ii) each Document has been (or when executed will have been) duly authorised and entered into by each Relevant Party expressed to be party to it; and

         (iii) the Documents are (or when executed will be) legal, valid, binding and enforceable against each Relevant Party:

     (b) No Cancellation Event: other than as disclosed to the Bank in writing, no Cancellation Event has occurred;

     (c) Information: all information provided by any Relevant Party to the Bank in connection with a Facility or a Document was true and accurate when provided and except as disclosed to and accepted in writing by the Bank remains so, and there are no facts or circumstances which have not been disclosed to the Bank which would make that information untrue, inaccurate or misleading;

     (d) Accounts: its latest financial statements (and, if it has subsidiaries, its latest consolidated financial statements) as delivered to the Bank:

          (i) were, except as stated in the notes to them, prepared in accordance with generally accepted accounting practice as defined in section 4 of the Financial Reporting Act 1993;

          (ii) give a true and fair view of its financial position and the consolidated financial position of it and its subsidiaries as at the date and for the period to which they relate in accordance with generally accepted accounting practice; and

         (iii) include a true and complete copy of any auditors' report;

     (e) No Security Interest: except as disclosed to and accepted in writing by the Bank, no security interest exists over or affects, nor is there any agreement to give or permit to exist any security interest over or affecting, any assets of the Customer or any Group Member, and

     (f)  Solvency: the Customer satisfies the Solvency Test.

3.2 Representations and Warranties Continuing: Each of the statements in paragraph 3.1 will be deemed to be repeated continuously so long as any Facility is available to the Customer or the Customer is indebted to the Bank, by reference to the facts and circumstances then existing.

4.   UNDERTAKINGS

4.1  General Undertakings: The Customer undertakes to the Bank that it will:

     (a) Cancellation Events: notify the Bank of the occurrence of any Cancellation Event and any event or circumstance which may have a material adverse effect on it, immediately upon becoming aware of it;

     (b) Information to be True: ensure that all information provided to the Bank in Connection with a Facility or a Document is true and accurate when provided, and does not omit to state anything which would make that information materially untrue, inaccurate or misleading;

     (c)  Insurance. ensure that it and each of its subsidiaries:

          (i) keeps insured with reputable insurers all its assets of an insurable nature which are customarily insured against loss or damage by fire, earthquake and war damage, and other risks normally insured against by persons carrying on the same class of business as that carried on by it (and any other risks which the Bank may from time to time reasonably require) for their full insurable value and, if requested by the Bank, ensure that the Bank is named as co-insured for its interest an all such policies; and

          (ii) promptly pays all premiums and does all other things necessary to maintain the insurances required by this clause; and

     (d) Compliance with Laws: duly and promptly comply with all laws, directives and consents the non-compliance with which might adversely affect the rights or security of the Bank in any respect which the Bank considers material.

4.2 Reporting and Financial Undertakings: The Customer undertakes to the Bank that it will:

     (a) Accounts: as soon as available and, in any event, within 90 days after the end of each financial year and, if accounts are prepared for each half year, for each half-year, deliver to the Bank its financial statements and, if it has subsidiaries, its consolidated financial statements as at the end of that financial year or half-year, and

     (b) Other Information: promptly deliver to the Bank within 7 days of request, any other information relating to the business affairs, financial condition or operations of the Customer or any Group Member which the Bank may, from time to time, reasonably request

4.3 Negative Undertakings: The Customer undertakes to the Bank that it will not, and will ensure that each of its subsidiaries will not, without the prior written consent of thBank:

     (a) Change of Business. make or threaten to make a substantial change in the nature or scope of its business; nor

     (b) Security Interest: create or permit to exist any security interest over or affecting any of its assets except any created or permitted by the Documents or securing indebtedness of not more than $250,000: nor

     (c) Loans and Guarantees: lend money to another person or give a guarantee except, in the case of a non-related company, in the ordinary course of business, and then only on proper commercial terms and other than the loan to National Media Corporation; nor

     (d) Subsidiaries: form or acquire any subsidiary unless such subsidiary guarantees all the Customer's obligations to the Bank (such guarantee to be in a form acceptable to the Bank and provided within one month of the formation or acquisition of that Subsidiary); nor

     (e) Distribution: make or attempt to make a Distribution (other than by a subsidiary to the Customer); nor

(f) Further Borrowing, borrow or raise money from any shareholder or other person unless:

          (i) its indebtedness in respect of the money borrowed or raised is subordinated to the prior payment in full of all indebtedness to the Bank by means of a deed of subordination in a form acceptable to the Bank; or

          (ii) immediately after incurring that indebtedness, the Customer complies with the financial ratios set out in paragraph 4.4 below.

     (g)  Disposals:

          (i) either by a single transaction or series of transactions, whether related or not and whether voluntary or involuntary, dispose of all or a substantial part of its assets except that the disposals in the ordinary course of business are not to be taken into account;

          (ii) dispose of any shares in a subsidiary of the Customer, nor

     (h) Amalgamation: pass any resolution for or in contemplation of the amalgamation of the Company with, or involving, any other company then existing or yet to be formed; nor

     (i) Re-issue of Securities: re-issue any debenture or security redeemed by it.

     In this paragraph 4.3 a "disposal" of an asset includes the grant of an option in respect of it and the payment of money and an agreement for any of these, but excludes the creation of a security interest (and references to "dispose" are to be construed accordingly).

4.4 Financial Covenants: The Customer undertakes to the Bank that it will ensure that:

     (a)  Total Borrowed Moneys will at no time exceed 50% of Tangible Net
          Worth;

     (b) Tangible Net Worth will at no time be less than 40% of Total Tangible Assets;

     (c) Total Borrowed Moneys will at no time exceed the Aggregate of Debtors and Inventory;

     (d) Current Assets are at least two times Current Liabilities, in each case on the last day of each calendar month.

4.5 Directors' Report: at the same time as delivering the financial statements required under paragraph 4.2. deliver to the Bank a report signed by two directors of the Customer setting out calculations of the amounts of:

     (i)  Tangible Net Worth;

     (ii) Total Borrowed Moneys:

     (iii) Total Tangible Assets;

     (iv) Current Assets and Current Liabilities; and

     (v)  Aggregate of Debtors and Inventory;

     as at the end of that financial year or half-year and each report is also to include calculations of the financial ratios referred to in paragraph
     4.4 as at the end of, or for, that period; and

4.6  Definitions, In clause 4:

     "Aggregate of Debtors and Inventory" means, on any day, the aggregate amount of all Inventory and Debtors of the Group Members scaled at 60%.

     "Balance Sheet" means a consolidated balance sheet of the Group Members prepared as at any date, or in respect of any period, which complies with the Financial Reporting Act 1993;

     "Borrowed Money" means indebtedness for or in respect of money borrowed or raised by any means including without limitation acceptances, deposits, debt factoring with recourse, sale and repurchase arrangements and redeemable preference shares or for the deferred purchase price of assets or services but for the avoidance of doubt excluding:

     (a)  indebtedness under bona fide operating leases; and

     (b) indebtedness to trade creditors and others in respect of assets and services obtained in the ordinary course of ordinary business on normal trade terms;

     "Current Assets" means all assets which are considered by GAAP to be current assets:

     "Current Liabilities" means all assets which are considered by GAAP to be current liabilities;

     "GAAP" means generally accepted accounting practices within the meaning of the Financial Reporting Act 1993;

     "Inventory" means, on any day, the aggregate of all stock held by the Group Members on that day (including all stock on the water on that day);

     "Subordinated Advances" means, at any time, the then current principal amount of any Borrowed Money of the Customer which is to the satisfaction of the Bank effectively subordinated to all indebtedness of the Customer to the Bank;

     "Tangible Assets" means all assets except:

     (a)  future tax benefits, patents, trade names, trademarks, goodwill; and

     (b) all other assets which should, according to GAAP, be regarded as intangible assets;

     "Tangible Net Worth" means, at any time, the total on a consolidated basis of:

     (a) the paid up share capital (excluding minority interests) and reserves of the Group Members as would be disclosed in a Balance Sheet if such balance sheet was then prepared; and

     (b)  Subordinated Advances,

     adjusted by deducting the aggregate amount on a consolidated basis of all future tax benefits, patents, trademarks, goodwill and other assets of the Group Members which should, according to GAAP, be regarded as intangible assets;

     "Total Borrowed Moneys" means the aggregate amount an a consolidated basis of all Borrowed Money of the Group Members, including, without limitation:

     (a)  money borrowed or raised from any shareholder of the Customer.

     (b)  money utilised pursuant to the Facilities,

     and capitalised interest thereon but excluding all Subordinated Advances;

     "Total Tangible Assets" means, at any time, the aggregate amount on a consolidated basis of the Tangible Assets of the Group Members as would be disclosed in a Balance Sheet if such balance sheet was then prepared.

4.7 Privacy Act Authority. The Customer authorises the Bank during the term hereof to discuss its financial statements and financial affairs at any time with:

     (a) its accountants and auditors , and irrevocably authorises and requests its accountants, auditors and solicitors to provide to the Bank during the term hereof any information regarding the Customer upon request by the Bank; and

     (b) any guarantor of any indebtedness or other obligation of the Customer to the Bank.

     Nothing in this clause shall oblige the Bank to provide any information concerning the financial statements, financial affairs (including, without limitation, details of any indebtedness) or any other matter concerning the Customer to a guarantor or any other person.

5.   CANCELLATION EVENTS


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5.1  Cancellation Events: If at any time and for any reason, whether or not within the control of a party;

     (a) Non-Payment: the Customer fails to pay within two days of its due date any amount payable under a Facility or a Document; or

     (b) Breach of Undertaking: the Customer does not perform or comply with any of its obligations under a Facility or a Document in any respect which the Bank considers material; or

     (c) Statements Incorrect: any statement by the Customer made in, or in connection with, a Facility or a Document is not true, accurate and complied with in a material respect when made or repeated; or

     (d) Insolvency: the Customer is insolvent or unable to pay its indebtedness as it falls due or proceedings are commenced (and not dismissed within 30 days) or an order is made or any step is taken for the dissolution of the Customer,- or

     (e) Enforcement: any legal process for an amount in excess of $150,000 is levied or enforced against the Customer or its assets, and is not discharged or stayed within 5 days or a receiver, trustee, statutory manager or similar officer is appointed in respect of it or any of its assets; or

     (f) Cross Default: any indebtedness of the Customer exceeding $150,000 is not paid when due or any security interest affecting any of its assets becomes enforceable; or

     (g) Material Adverse Change: in the opinion of the Bank, a material adverse change occurs in relation to the Customer; or

     (h) Avoidance or Repudiation: the enforceability of any Document is contested by any person or it becomes unlawful for the Customer to comply with any of its obligations under any Document; or

     (i) Relevant Parties: any event specified in sub-paragraphs (c) or (b) of this paragraph 5 occurs with respect to a Group Member or another Relevant Party (as if references in those sub-paragraphs to the Customer were references to each Group Member or other Relevant Party); or

     (j) Documents: an event of default or termination event (however described) occurs under a Facility or any other Document; or

     (k) Change in Control: without the prior written consent of the Bank there is any change in the control of the Customer or any person controlling the Customer; or

     (l) Minority Buy Out: the Customer agrees to purchase all or any of the shares of a shareholder following receipt by the Customer of a notice by that shareholder pursuant to section 111(1) of the Companies Act 1993.

     then the Bank may, at any time, by notice to the Customer:

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     (m)  cancel each or any Facility; and/or

     (n) declare any or all indebtedness of the Customer to the Bank which is repayable other than on demand to be, and that indebtedness will be due and payable either immediately or at such later date as the Bank may specify and/or

     (o) require the Customer to pay (and the Customer will pay) to the Bank either immediately or upon demand or at a later date as the Bank may specify an amount equal to the aggregate face values of all bills of exchange outstanding under any bill Facility (or any lesser amount which the Bank may specify in writing).

5.2  Review Event:

     (a) Review Event: If at any time a Relevant Party is insolvent or unable to pay its indebtedness as it falls due or proceedings are commenced (and not dismissed within 30 days) or an order is made or any step is taken for the dissolution of the Customer (or any similar or equivalent step or procedure is taken or occurs in any other jurisdiction) then the Bank may, by notice to the Customer (a "review notice"), advise the Customer that it wishes to review any Facility.

     (b) Bank may Refuse: Following its issue of a review notice in respect of a Facility, the Bank may, notwithstanding any other provision of any Document, at its absolute discretion refuse to provide accommodation under the Facility unless and until:

          (i) it has agreed with the Customer the terms on which the Bank will continue with the Facility, and

          (ii) those terms are given effect to (to the satisfaction of the Bank).

     (c) Consultations: Following its issue of a review notice in respect of a Facility, the Bank will consult with the Customer with a view to determining whether or not the parties can agree on the terms on which the Bank will continue with the Facility. it is specifically acknowledged and agreed that the Bank is under no obligation whatsoever to continue with the Facility an the existing terms beyond the expiry of 30 days after the date of issue of a review notice or to agree to any amended terms.

     (d) Termination: If the Bank has issued a review notice in respect of a Facility and either.

          (i) the Customer has declined or failed to so consult with the Bank within the period of 30 days following the date of issue of that review notice, or

          (ii) having so consulted with the Customer, the Bank at the end of the period of 30 days commencing on the date of issue of that review notice wishes to cancel the Facility (notwithstanding any terms proposed or the status of any negotiations); or

          (iii) although the Bank and the Customer have negotiated the terms on which the Bank will continue with the Facility, those terms are not given effect to (to the satisfaction of the Bank) within such time as the Bank may stipulate, then the Bank may, at any time thereafter, by notice to the Customer (a "cancellation notice"):

          (iv) cancel the Facility; and

          (v) to the extent that any indebtedness of the Customer to the Bank under the Facility does not fall due for payment earlier, declare such indebtedness to be, and that Indebtedness will be, due and payable an such date as nominated by the Bank, but not earlier than 60 days after the date of issue of the review notice.

6.   CHANGE IN CIRCUMSTANCES

6.1 Illegality: If, at any time, the Bank determines that it is or may become unlawful to provide a Facility or allow all or part of the accommodation under a Facility to remain outstanding, or to discount bills, or to receive interest or to comply with any of its obligations or exercise any of its rights under any Document then the Bank may, at any time, by notice to the Customer

     (a)  cancel each Facility; and/or

     (b) declare all indebtedness of the Customer to the Bank which is repayable other then an demand and If the Bank directs the aggregate face values of all bills of exchange outstanding under any bill Facility to be, and that indebtedness and other amounts outstanding will be, due and payable either immediately or at such later date as the Bank may specify.

6.2  Increased Costs: if, as a result of:

     (a) the introduction of, or a change in, a law or directive or a change in its interpretation, application or administration; or

     (b)  compliance by the Bank with a directive,

     the Bank determines that:

     (c) the cost to the Bank of making, funding or maintaining a Facility is increased; or

     (d) any amount payable to the Bank or the effective return to the Bank under a Facility is reduced; or

     (e) there is a reduction in the Bank's effective rate of return on its overall capital which, in its view, is attributable to either of paragraphs (a) or (b) applying in relation to its obligations under a Facility or to any class of obligations of which they form part; or

     (f) the Bank makes any payment or forgoes any interest or other return on or calculated by reference to any sum received or receivable by it from the Customer in an amount which the Bank considers material, then, upon demand from time to time by the Bank, the Customer will pay to the Bank the amount certified by the Bank to be necessary to compensate it for that increased cost, reduction, payment or forgone interest or other return (or that portion of it as in the Bank's opinion is attributable to the relevant Facility).

7.   INDEMNITY AND DEFAULT INTEREST

7.1 General Indemnity: The Customer will on demand indemnify and hold the Bank harmless against each loss, expense and liability sustained or incurred by the Bank as a result of:

     (a) the occurrence or continuation of a Cancellation Event, or a Relevant Party not complying with its obligations under a Facility or a Document;

     (b) an amount payable to the Bank under a Facility or a Document not being paid when due;

     (c)  any accommodation not being drawn on the intended date for drawing; or

     (d) any indebtedness being paid earlier than originally due (even if that prepayment is permitted by the Documents or is required by the Bank),

     by payment to the Bank of the amount the Bank certifies is required to indemnify it for that loss, expense or other liability,

7.2 Default Interest: If the Bank does not receive, when due (in the case of principal) or within five business days (in the case of any other amount), an amount payable to it by the Customer then the Customer shall pay interest on that overdue amount calculated from its due date to the date of its receipt by the Bank (after as well as before judgment) compounded and payable at intervals selected by the Bank at its discretion. This obligation to pay default interest is to arise without the need for a notice or demand. The rate of default interest is to be the rate 2% per annum above the rate certified by the Bank to be the cost of funding the overdue amount from time to time.

8.   PAYMENTS AND SET-OFF

8.1  Mode of Payments: Each payment by the Customer to the Bank is to be made by
     3.00 p.m. on the due date in immediately available freely transferable funds in the manner and to the account which the Bank specifies from time to time.

8.2 Payments to be Free and Clear: Each payment by the Customer to the Bank is to be unconditional and is to be in full, without any deduction or withholding whatsoever (whether in respect of tax, set-off, counterclaim, charges or otherwise) unless such deduction or withholding is required by law. If any deduction or withholding is required by law, the Customer will pay to the Bank an additional amount so that the net amount actually received and retained by the Bank an the due date (free from any liability in respect of any deduction or withholding, and ignoring any amount which the Bank is deemed to have received by reason of any legislation) equals the full amount which the Bank would have received and retained had no such deduction or withholding been made or required.

8.3 Set Off: The Customer authorises the Bank to apply (without prior notice or demand) any credit balance of the Customer on any account in any currency and at any of the Bank's offices, in or towards satisfaction of any indebtedness of the Customer then due to the Bank and unpaid- If


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



     at any time after a Cancellation Event has occurred an amount is contingently due to the Bank or an amount due is not quantified, the Bank may retain and withhold repayment of any such credit balance and the payment of interest or other moneys pending that amount becoming due or being quantified and may set off the maximum liability which may at any time be or become owing to the Bank by the Customer and in each case without prior notice or demand. The Bank:

     (a) may use any credit balance to buy other currencies and may break any term deposit to effect that application; and

     (b) need not exercise its rights under this paragraph, which are without prejudice and in addition to the rights of the Bank under any other Document and any right of set-off, combination of accounts, lien or other right to which it is at any time otherwise entitled (whether by law or contract).

         The Bank's rights under this paragraph are contractual rights affecting the terms upon which a credit balance is held and the creation of those rights does not constitute the creation of a security interest in that credit balance.

8.4 Authority to Debit: The Bank is authorised to debit any account of the Customer with any amount of indebtedness then due to the Bank from time to time. The Bank may exercise this right even if the account concerned is already in debit, and even if the amount debited takes the debit balance of the account over any approved limit. The Bank may debit any amount due on any day on or after the due date.

8.5 Deposits with Bank: Each credit balance of the Customer with the Bank will be held on the following basis;

     (a) the credit balance, and all the Customer's rights in relation to it, are incapable of assignment or of being the subject of a security interest (other than in favor of, or with the prior written consent of, the Bank): and

     (b) if at any time a Cancellation Event has occurred and has not been remedied, the Customer will have no right to withdraw (and the Bank will have no obligation to repay) any moneys from that credit balance (other than with the prior written consent of the Bank).

9.   CALCULATIONS AND EVIDENCE

9.1 Basis of Calculation: Unless otherwise agreed in writing, all interest will be calculated an the basis of the number of days elapsed and a 365 day year.

9.2 Conclusive Evidence: A certificate by the Bank of an amount payable, under a Facility or a Document is to be conclusive evidence for all purposes including for any proceedings.

10.  ASSIGNMENT

10.1 The Bank: The Bank may not assign or transfer all or part of its rights or obligations under a Facility or a Document without the consent of the Customer (not to be unreasonably withheld). Each assignee or transferee is to have the same rights against the Customer under each relevant

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     Facility or Document (or relevant portion of those rights if it is the assignee or transferee of part only) as if it were the Bank.

10.2 Disclosure of Information: The Bank may disclose, on a confidential basis, to a potential assignee, transferee or other person with whom contractual relations in connection with a Facility are contemplated, any information about the Customer whether or not that information was obtained in confidence and whether or not that information is publicly available.

10.3 The Customer The Customer may not assign or transfer any of its rights or obligations under any Facility or Document without the prior written consent of the Bank.

11.  NOTICES

11.1 Addresses and References: Each notice or other communication is to be made in writing and sent by facsimile, personal delivery or by post to the addressee at the facsimile number or address, and marked for the attention of the person (if any), from time to time designated for that purpose.

11.2 Deemed Delivery: No communication will be effective until received. Communications to the Customer, however, will be deemed to be received:

     (a)  in the case of a letter, on the third business day after posting; and

     (b) in the case of a facsimile, on the business day on which it is despatched or, if received after 5.00 p.m. in the place of receipt, on the next business day after the date of despatch.

12.  EXPENSES AND TAXES

12.1 Expenses: The Customer will pay each cost and expense (including all legal expenses on a solicitor and own client basis) sustained or incurred by the Bank in connection with:

     (a) the preparation, negotiation and entry into of each Facility and Document, and each other transaction required or contemplated thereby;

     (b) each amendment to a Facility or Document or any other transaction required or contemplated by a Facility or Document; and

     (c) the exercise of, or in protecting or enforcing or otherwise in connection with, the Bank's rights under a Facility or Document or another transaction required or contemplated by a Facility or Document, in each case on demand and an a full indemnity basis and, in the case of (a) and (b), to the extent such costs or expenses are reasonable.

12.2 Taxes: The Customer will pay promptly any stamp or similar duty and any tax (including GST) and registration fee payable in connection with:

     (a) the entry into, performance, registration, enforcement or admissibility in evidence of any Facility or Document: and

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     (b)  an amendment to, or waiver in respect of, any Facility or Document,

     and will indemnify and hold the Bank harmless against any liability resulting from any failure to pay any duty, tax or fee when due.

13.  MISCELLANEOUS

13.1 Rights: Time is of the essence in respect of all dates and times for performance by the Customer of its obligations under each Facility and Document. The rights of the Bank under the Documents are cumulative, may be exercised as often as it considers appropriate and are in addition to any other contractual rights it may have against the Customer and its rights provided by law.

13.2 Amendments: No amendment to a Document will be effective unless it is in writing signed by all the parties to that Document.

13.3 Partial Invalidity: The illegality, invalidity or unenforceability of a provision of a Document under any law will not affect the legality, validity or enforceability of that provision under another law or the legality, validity or enforceability of another provision.

13.4 Further Assurance: The Customer irrevocably appoints the Bank as its attorney to do any act which may be done by the Customer, or which ought to be done by the Customer, under any Document.

13.5 Waivers: No failure to exercise, and no delay in exercising, any right under a Document will operate as a waiver of that right, nor will a single or partial exercise of a right preclude another or further exercise of that right or the exercise of another right. No waiver by the Bank of its rights under a Document will be effective unless it is in writing signed by the Bank.

13.6 Governing Law: Each Document is governed by and is to be construed in accordance with New Zealand law.